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EXHIBIT 21

Subsidiaries of the Company

Name of Subsidiary	Jurisdiction of Incorporation
Haggar Clothing Co.	Nevada
Haggar Canada, Inc.	Nevada
Haggar Canada Co.	Canada
Haggar Direct, Inc.	Nevada
Jerell Clothing Management, Inc.	Texas
Jerell, Ltd.	Texas Limited Partnership
San Gabriel Enterprises, Inc.	Texas
Multiples USA, Inc.	Texas
Haggar Apparel Limited	England
Dallas Pant Manufacturing Co.	Nevada
McKinney Pant Manufacturing Co.	Nevada
Waxahachie Garment Co.	Nevada
La Romana Maufacturing Corp.	Nevada
Bowie Manufacturing Co.	Nevada
Weslaco Cutting, Inc.	Nevada
Weslaco Sewing, Inc.	Nevada
Olney Manufacturing Co.	Nevada
Duncan Manufacturing Co.	Oklahoma
Haggar Japan Co., Ltd.	Japan
Haggar Services, Inc.	Texas
Edinburg Direct Garment Co., Inc.	Texas
Corsicana Co.	Nevada
Haggar Mex Manufacturing, S.A.	Mexico
Greenville Pant Manufacturing Co.	Nevada
Weslaco Direct Cutting Company, Inc.	Texas
Haggar.com, Inc.	Texas

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EXHIBIT 21 Subsidiaries of the Company